UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 17, 2008

Neose Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-27718	13-3549286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 Rock Road Horsham, Pennsylvania		19044
(Address of principal executive offices)		(Zip Code)

(215) 315-9000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☒        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On September 18, 2008, Neose Technologies, Inc., a Delaware corporation (“Neose” or the “Company”) announced that it had signed definitive asset purchase agreements with each of Novo Nordisk A/S, a limited liability company organized under the laws of Denmark (“Novo”), and BioGeneriX AG, a company organized under the laws of the Federal Republic of Germany (“BGX”), providing for the sale of substantially all of the assets of Neose in all-cash transactions for an aggregate purchase price of $43,000,000 (the “Asset Sales”).  Novo and BioGeneriX each are existing collaborative partners of Neose. The Asset Sales are the initial step in a contemplated liquidation of Neose.

Overview of the Transaction with Novo Nordisk A/S

On September 17, 2008, Neose entered into a definitive agreement (the “Novo Agreement”) with Novo providing for the sale of substantially all of Neose’s intellectual property to Novo, including substantially all of Neose’s intellectual property which relates to the discovery, research, development, commercialization or other exploitation of any compound or product developed for the use in the prevention or treatment of acquired or hereditary hemorrhagic disorders for $21,000,000 in cash.  As more fully discussed in Neose’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended, Neose is a party to three agreements with Novo to use its GlycoPEGylation technology to develop and commercialize next-generation versions of recombinant Factors VIIa, VIII and IX, one of which, Factor VIIa, is currently marketed by Novo.

The Board of Directors of Neose has unanimously approved the proposed transaction set forth in the Novo Agreement.  The closing of the proposed transaction is expected to occur in late 2008 and is subject to customary closing conditions, including stockholder approval and the closing of the Asset Sale with BGX.

Neose has made customary representations, warranties and covenants in the Novo Agreement. The Novo Agreement contains a “no shop” restriction on the Company’s ability to solicit third party proposals and on its ability to provide information and engage in discussions and negotiations with unsolicited third parties.  The no shop provision is subject to a “fiduciary out” provision that allows the Company to provide information and participate in discussions and negotiations with respect to unsolicited third party acquisition proposals submitted after the date of the Novo Agreement that the Neose Board of Directors determines in good faith are reasonably likely to result in a “Superior Acquisition Proposal,” as defined in the Novo Agreement.

The Company may terminate the Novo Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a Superior Acquisition Proposal and that it is required to terminate the Novo Agreement in order to comply with its fiduciary duties, and otherwise complies with certain terms of the Novo Agreement.  In connection with such termination, the Company must pay a termination fee of $1,000,000 to Novo plus reimbursement of Neose’s out-of-pocket expenses up to $500,000.  In addition, the Novo Agreement contains certain other termination rights for Novo and provides that, upon termination of the Novo Agreement, other than due to a Superior Acquisition Proposal, under specified circumstances, Neose may nonetheless be required to reimburse Novo for its out-of-pocket expenses in connection with the proposed transaction up to an aggregate of $500,000.

Neose has filed a copy of the Novo Agreement as Exhibit 2.1 to this current report on Form 8-K. The Novo Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company or Novo. The representations, warranties and covenants contained in the Novo Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Novo Agreement. The representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third party beneficiaries under the Novo Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Novo or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Novo Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Overview of the Transaction with BioGeneriX AG

Also on September 17, 2008, Neose entered into a definitive agreement (the “BGX Agreement”) with BGX providing for the sale to BGX of certain intellectual property which relates to the discovery, research, development, commercialization or other exploitation of any compound or product developed relating to G-CSF and to any other peptide or protein not otherwise purchased under the Novo Agreement for $22,000,000 in cash. The BGX Agreement also contemplates that Novo and BGX will enter into agreements as of the closing date of the Asset Sales pursuant to which Novo will license or sublicense to BGX certain intellectual property acquired by Novo from Neose pursuant to the Novo Agreement. As more fully discussed in Neose’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended, Neose is a party to an agreement with BGX to use its proprietary GlycoPEGylation technology to develop a long-acting version of G-CSF.

The Board of Directors of Neose has unanimously approved the proposed transaction set forth in the BGX Agreement.  The closing of the proposed transaction is expected to occur in late 2008, and is subject to customary closing conditions, including stockholder approval and the closing of the Asset Sale with Novo.

Neose has made customary representations, warranties and covenants in the BGX Agreement. The BGX Agreement contains a “no shop” restriction on the Company’s ability to solicit third party proposals and on its ability to provide information and engage in discussions and negotiations with unsolicited third parties.  The no shop provision is subject to a “fiduciary out” provision that allows the Company to provide information and participate in discussions and negotiations with respect to unsolicited third party acquisition proposals submitted after the date of the BGX Agreement that the Neose Board of Directors determines in good faith are reasonably likely to result in a “Superior Acquisition Proposal,” as defined in the BGX Agreement.

The Company may terminate the BGX Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a Superior Acquisition Proposal and that it is required to terminate the BGX Agreement in order to comply with its fiduciary duties, and otherwise complies with certain terms of the BGX Agreement. In connection with such termination, the Company must pay a termination fee of $1,000,000 to BGX plus reimbursement of BGX’s out-of-pocket expenses up to $500,000.  In addition, the BGX Agreement contains certain other termination rights for BGX and provides that, upon termination of the BGX Agreement, other than due to a Superior Acquisition Proposal, under specified circumstances, Neose may nonetheless be required to reimburse BGX for its out-of-pocket expenses in connection with the proposed transaction up to an aggregate of $500,000.

Neose has filed a copy of the BGX Agreement as Exhibit 2.2 to this current report on Form 8-K.  The BGX Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company or BGX. The representations, warranties and covenants contained in the BGX Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the BGX Agreement. The representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third party beneficiaries under the BGX Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, BGX or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the BGX Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Neose has retained its intellectual property which relates to the discovery, research, development, commercialization or other exploitation of non-GlycoPEGylated glycolipids and oligosaccharides for future disposition.

Item 8.01 Other Events.

The Asset Sales are the initial step in the Company’s Plan of Complete Liquidation and Dissolution (the “Plan of Liquidation”), which will be disclosed in further detail in the Company’s proxy statement to be filed with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of stockholder approval of the Asset Sales and the Plan of Liquidation, and is attached hereto as Exhibit 2.3.  Assuming stockholder approval of the Asset Sales and the Plan of Liquidation, liquidating distributions, in an amount to be determined, are expected to begin shortly following the completion of the Asset Sales.   The Company’s preliminary estimate is that there will be between $15,000,000 and $24,000,000, or $0.27 to $0.45 per share of Neose common stock, available for distribution over time to the Company’s stockholders with the final distribution amount to be determined and the final distribution made after settlement and satisfaction of other liabilities.  However, if certain contingent liabilities are not able to be settled within the currently estimated range, the amount available for distribution could fall outside the estimated distribution range.

In addition to distributions to holders of Neose’s common stock and in accordance with the terms of certain common stock purchase warrants issued in connection with Neose’s March 2007 equity financing, each warrant holder has an option to receive a cash payment within 30 days of the closing of the Asset Sales in exchange for such holder’s warrants. The aggregate cash payment amount, which will be determined according to the terms of the warrants, is expected to be up to $5,000,000 or up to $0.52 per warrant, depending on the trading volatility of Neose’s common stock prior to, and common stock price at the time of, valuing the warrants.  These amounts have been factored into the estimated aggregate distribution per share of common stock.

On September 18, 2008, Neose issued a press release in which it announced that it had entered into the Novo Agreement and the BGX Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Information Is Subject to Risk and Uncertainty

A number of the matters discussed in this Current Report on Form 8-K that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the Asset Sales will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include, among others: approval of the Asset Sales and the Plan of Liquidation by Neose’s stockholders; the timing of the stockholders meeting; satisfaction of various other conditions to the closing of the Asset Sales; termination of the Novo Agreement and the BGX Agreement pursuant to their terms, the ability to settle certain contingent liabilities of Neose, the timing and amount of cash distributed to stockholders; and the risks that are described from time to time in Neose’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and subsequent Quarterly Reports on Form 10-Q. This current report on Form 8-K speaks only as of its date, and Neose disclaims any duty to update the information herein.

Additional Information and Where to Find It

In connection with stockholder approval of the Asset Sales and the Plan of Liquidation, Neose intends to file a proxy statement and other materials with the SEC. Stockholders of Neose are advised to read the proxy statement and any other relevant documents filed with the SEC when they become available because those documents will contain important information about the Asset Sales and the Plan of Liquidation.  Stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and Neose’s other filings with the SEC, may also be obtained from

Neose by directing a request to A. Brian Davis, Senior Vice President and Chief Financial Officer, Neose Technologies, Inc., 102 Rock Road, Horsham, Pennsylvania 19044 or at www.neose.com.

Neose and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Neose’s stockholders in favor of the Asset Sales and the Plan of Liquidation. Information regarding Neose’s directors and executive officers is available in Amendment No. 1 to Neose’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on April 29, 2008.  Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Asset Purchase Agreement, dated September 17, 2008, related to the Novo transaction.*

2.2	Asset Purchase Agreement, dated September 17, 2008, related to the BGX transaction.*

2.3	Plan of Complete Liquidation and Dissolution.

99.1	Press Release dated September 18, 2008.

*  Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: September 18, 2008	By:	/s/ A. Brian Davis
A. Brian Davis
Senior Vice President and Chief Financial Officer